Source: SWK Holdings Corporation
November 10, 2017 08:49 ET

SWK Holdings Corporation Announces 2017 Third Quarter Financial Results

•	Total revenues of approximately $5.5 million for the third quarter of 2017 compared to $4.2 million for the third quarter of 2016.

•	Net income attributable to SWK Shareholders of $2.8 million, or $0.21 per share, and non-GAAP Adjusted net income of $4.0 million, or $0.31 per share for the third quarter of 2017.

•	Closed two financings deploying $17.2 million with additional $8.3 million deployed through existing portfolio company milestones and add-ons.

•	Book value of $16.62 per share as of September 30, 2017 vs. $15.68 per share as of December 31, 2016.

DALLAS, Nov. 10, 2017 (GLOBE NEWSWIRE) -- SWK Holdings Corporation (SWKH.OB) (“SWK” or the “Company”), a life science focused specialty finance company, announced its third quarter 2017 financial results.

Third Quarter 2017 Highlights:

•	Reported total revenues of approximately $5.5 million for the quarter, compared to $4.2 million for the third quarter of 2016.

•	Reported adjusted net income of approximately $4.0 million, or $0.31 per diluted share, for the quarter, as compared to $2.6 million, or $0.20 per diluted share, for the third quarter of 2016.

•	Total income producing assets (defined as finance receivables, marketable securities and investment in unconsolidated subsidiaries; less non-controlling interests) were approximately $167.0 million as of September 30, 2017, compared to $132.2 million as of December 31, 2016.

“As previously announced, we closed two new transactions and advanced additional capital to current partners during the third quarter,” stated Winston Black, Chief Executive Officer of SWK. “Our pipeline of opportunities remains full, and we continue to make progress on securing additional, non-dilutive balance sheet capital.”

Note:

•	All references to growth rate percentages and shares compare the results of the period to those of the prior year comparable period.

•	The Company reports its financial results in accordance with Generally Accepted Accounting Principles in the U.S. (“GAAP”). However, management believes that certain non-GAAP financial measures provide users with additional meaningful financial information that should be considered when assessing the Company’s ongoing performance. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP. The Company’s non-GAAP financial information does not represent a comprehensive basis of accounting. Management also uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating the Company’s performance.

•	Non-GAAP Adjusted net income and its components and Non-GAAP Adjusted basic and diluted EPS are not, and should not be viewed as, substitutes for GAAP net income and its components and basic and diluted EPS. Despite the importance of these measures to management in goal setting and performance measurement, we stress that these are Non-GAAP financial measures that have no standardized meaning prescribed by GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, Non-GAAP Adjusted net income and its components (unlike GAAP net income and its components) may not be comparable to the calculation of similar measures of other companies.

Portfolio Overview

As of September 30, 2017, the Company’s total income producing assets were approximately $167.0 million as compared to $132.2 million as of December 31, 2016.

(in thousands)	September 30,	December 31,
	2017	2016
Finance receivables	$163,719	$126,366
Marketable investments	3,319	2,621
Investment in unconsolidated entity	—	6,985
Less non-controlling interest	—	(3,756)
Total income producing assets	$167,038	$132,216

Warrant Assets	1,403	1,013
Total Portfolio Balance	168,441	133,229

During the quarter, the Company deployed $17.2 million into two new term loan financings. One of the Company’s existing royalty transactions achieved a revenue-based milestone, triggering a $3.75 million payment of the contingent purchase amount. In addition to the revenue-based milestone payment, SWK also supported existing portfolio companies’ working capital needs through aggregate $4.5 million add-on term loan funding.

As of November 9, 2017, the Company and its partners have executed transactions with 26 different parties under its specialty finance strategy, funding an aggregate $374 million since 2012 in various financial products across the life science sector. At the end of the third quarter, the weighted average projected effective yield of the finance receivables portfolio was 14.0%. The projected effective yield is the rate at which income is expected to be recognized pursuant to the Company’s revenue recognition policies, if all payments are received pursuant to the terms of the finance receivables.

Total portfolio investment activity as of and for the three and nine months ended September 30, 2017 was as follows (in thousands):

	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
Beginning portfolio	$144,228	$86,756	$136,985	$114,520
Early pay-offs	—	—	—	(33,000)
Equity investment	—	—	—	150
Impairment expense and provision for loan credit losses	—	(177)	—	(8,765)
Interest paid-in-kind	523	398	1,330	398
Investment in finance receivables	25,470	12,983	36,482	36,030
Loan discount amortization and fee accretion	(115)	513	1,163	1,401
Changes in unconsolidated entity investment	—	(251)	(6,985)	(752)
Net unrealized gain (loss) on marketable investments and warrant assets	(1,031)	472	78	393
Principal payments received on investments	(390)	(23)	(449)	(8,624)
Proceeds from sale of investments			(345)	(1,014)
Realized gain on sale of investments	—	—	243	395
Sale of investment, proceeds receivable	—	—	—	(391)
Royalty paydowns	(1,001)	(130)	(1,249)	(198)
Warrant investments, net of cancellations	757	—	1,188	—
Ending portfolio	$168,441	$100,541	$168,441	100,541

Results of Operations

Revenues

We generated revenues of $5.5 million for the three months ended September 30, 2017, driven primarily by $5.4 million in interest and fees earned on our finance receivables. We generated revenues of $4.2 million for the three months ended September 30, 2016, driven primarily by $2.8 million in interest and fees earned on our finance receivables, and $1.3 million in income related to our investment in an unconsolidated partnership. The increase in revenue is primarily due to a $2.5 million increase in interest and fees earned on new finance receivables. This was partially offset by a $1.3 million decrease in income from our investment in an unconsolidated partnership, which on February 23, 2017 sold its U.S. marketing rights to its underlying intellectual property (please refer to Part I. Financial Information, Item 1. Financial Statements, Note 5 of the Notes to the Unaudited Condensed Consolidated Financial Statements in our Form 10-Q for the quarter ended September 30, 2017 for further information on the Holmdel transaction).

Provision for Credit Losses and Impairment Expense

SWK did not recognize any provision for credit losses or security impairment expenses during the three months ended September 30, 2017. We recognized security impairment expense during the three months ended September 30, 2016 on an equity security of $0.2 million to reflect the security at its fair market value as of September 30, 2016. We also recorded an impairment charge of $0.1 million in connection with a write-off of interest receivable associated with a debt security.

General and Administrative

General and administrative expenses consist primarily of compensation, stock-based compensation and related costs for management, staff, Board of Directors, legal and audit expenses, and corporate governance. General and administrative expenses increased to $1.5 million for the three months ended September 30, 2017 from $0.6 million for the three months ended September 30, 2016, which was due to an increase in compensation-related expenses for additional employees hired in 2017 and an increase in the performance-based bonus accrual.

Other Income (Expense)

Other income (expense), net for the three months ended September 30, 2017 reflected a net fair market value loss of $0.2 million on our warrant derivatives. Other expense for the three months ended September 30, 2016 reflected a net fair market value gain of $0.5 million on our warrant derivatives.

Income Tax Expense

SWK recognized $1.1 million of deferred income tax expense for the three months ended September 30, 2017. No deferred income tax expense was recognized for the three months ended September 30, 2016.

Liquidity and Capital Resources

As of September 30, 2017, SWK had $16.0 million in cash and cash equivalents, compared to $32.2 million in cash and cash equivalents as of December 31, 2016. The primary driver of the net decrease in our cash balance was $36.5 million in new and add-on funding, partially offset by the net proceeds of $8.6 million received related to our investment in an unconsolidated entity and cash generated by our investments in our partner companies.

As of September 30, 2017, we had $8.3 million of unfunded commitments outstanding.

Adjusted Net Income

Net income in accordance with GAAP for the three month period ended September 30, 2017, was $2.8 million, or $0.21 per diluted share. The table below eliminates provisions for income taxes, non-cash mark-to-market changes on warrant assets and SWK’s warrant liability.

The following tables provide a reconciliation of SWK’s reported (GAAP) consolidated net income to SWK’s adjusted net income attributable to SWK Holdings Corporation Stockholders (Non-GAAP) for the three and nine months ended September 30, 2017 and September 30, 2016:

(in thousands, except per share data)	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
Consolidated net income	$2,758	$3,777	$16,607	$7,759
Plus: income tax expense	1,054	—	6,160	—
Plus: loss (gain) on fair market value of warrants	191	(496)	805	(936)
Plus: gain on realized value of warrants	—	—	—	931
Non-GAAP consolidated net income before provision for income tax	4,003	3,281	23,572	7,754
Adjusted provision for income tax	—	—	—	—
Non-GAAP consolidated net income	4,003	3,281	23,572	7,754
Non-GAAP adjusted net income attributable to non-controlling interest	—	656	5,204	2,588
Non-GAAP adjusted net income attributable to SWK Holdings Corporation Stockholders	$4,003	$2,625	$18,368	$5,166
Non-GAAP adjusted basic income per share	$0.31	$0.20	$1.41	$0.39
Non-GAAP adjusted diluted income per share	$0.31	$0.20	$1.41	$0.39

In the presentation above, management has deducted the following non-cash items: (i) fair-market value of warrants as mark to market changes are non-cash, and (ii) income taxes as the Company has substantial net operating losses to offset against future income.

About SWK Holdings Corporation

SWK Holdings Corporation is a specialized finance company with a focus on the global healthcare sector. SWK partners with ethical product marketers and royalty holders to provide flexible financing solutions at an attractive cost of capital to create long-term value for both SWK’s business partners and its investors. SWK believes its financing structures achieve an optimal partnership for companies, institutions and inventors seeking capital for expansion or capital and estate planning by allowing its partners to monetize future cash flow with minimal dilution to their equity stakes. Additional information on the life science finance market is available on the Company’s website at www.swkhold.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements including words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plan,” “will,” “may,” “look forward,” “intend,” “guidance,” “future” or similar expressions are forward-looking statements. Because these statements reflect SWK’s current views, expectations and beliefs concerning future events, these forward-looking statements involve risks and uncertainties. Investors should note that many factors, as more fully described under the caption “Risk Factors” in SWK’s Form 10-K, Form 10-Q and Form 8-K filings with the Securities and Exchange Commission and as otherwise enumerated herein or therein, could affect the Company’s future financial results and could cause actual results to differ materially from those expressed in such forward-looking statements. The forward-looking statements in this press release are qualified by these risk factors. These are factors that, individually or in the aggregate, could cause the Company’s actual results to differ materially from expected and historical results. You should not place undue reliance on any forward-looking statements, which speak only as of the date they are made. We assume no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

SWK HOLDINGS CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands, except par value and share data)
Derived from unaudited financial statements

ASSETS	September 30, 2017	December 31, 2016

Cash and cash equivalents	$15,975	$32,182
Accounts receivable	1,598	1,054
Finance receivables, net	163,719	126,366
Marketable investments	3,319	2,621
Investment in unconsolidated entity	—	6,985
Deferred tax asset	32,311	38,471
Warrant assets	1,403	1,013
Other assets	169	240
Total assets	$218,494	$208,932
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued liabilities	$1,492	$682
Warrant liability	197	189
Total liabilities	1,689	871
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000,000 shares authorized; no shares issued and outstanding at September 30, 2017 and December 31, 2016, respectively	—	—
Common stock, $0.001 par value; 250,000,000 shares authorized; 13,160,198 and 13,144,292 shares issued and outstanding at September 30, 2017 and December 31, 2016, respectively	13	13
Treasury stock, $0.001 par value; 112,553 and 53 shares held at September 30, 2017 and December 31, 2016, respectively	—	—
Additional paid-in-capital	4,433,511	4,433,289
Accumulated deficit	(4,217,507)	(4,228,910)
Accumulated other comprehensive income (loss)	788	(87)
Total SWK Holdings Corporation stockholders’ equity	216,805	204,305
Non-controlling interests in consolidated entities	—	3,756
Total stockholders’ equity	216,805	208,061
Total liabilities and stockholders’ equity	$218,494	$208,932

SWK HOLDINGS CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
Derived from unaudited financial statements

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenues
Finance receivable interest income, including fees	$5,423	$2,783	$15,813	$12,710
Marketable investments interest income	—	—	—	92
Income related to investments in unconsolidated entity	—	1,296	10,539	5,098
Other	64	133	73	159
Total revenues	5,487	4,212	26,425	18,059
Costs and expenses:
Provision for loan credit losses	—	—	—	1,659
Impairment expense	—	314	—	7,243
General and administrative	1,484	617	3,096	2,334
Total costs and expenses	1,484	931	3,096	11,236
Other income (expense), net
Unrealized net gain (loss) on derivatives	(191)	496	(805)	936
Gain on sale of marketable securities	—	—	243	—
Income before provision for income taxes	3,812	3,777	22,767	7,759
Provision for income taxes	1,054	—	6,160	—
Consolidated net income	2,758	3,777	16,607	7,759
Net income attributable to non-controlling interests	—	656	5,204	2,588
Net income attributable to SWK Holdings Corporation Stockholders	$2,758	$3,121	$11,403	$5,171
Net income per share attributable to SWK Holdings Corporation Stockholders:
Basic	$0.21	$0.24	$0.87	$0.39
Diluted	$0.21	$0.24	$0.87	$0.39
Weighted Average Shares:
Basic	13,043	13,132	13,036	13,127
Diluted	13,047	13,135	13,040	13,130

SWK HOLDINGS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
Derived from unaudited financial statements

	Nine Months Ended September 30,
	2017	2016
Cash flows from operating activities:
Consolidated net income	$16,607	$7,759
Adjustments to reconcile net income to net cash provided by operating activities:
Income from investment in unconsolidated entity	(10,539)	(5,098)
Provision for loan credit losses	—	1,659
Impairment expense	—	7,243
Deferred income taxes	6,160	—
Change in fair value of warrants	805	(936)
Gain on sale of marketable securities	(243)	—
Loan discount amortization and fee accretion	(2,260)	(2,551)
Interest paid-in-kind	(1,330)	—
Stock-based compensation	222	285
Interest income in excess of cash received	(92)
Other	13	12
Changes in operating assets and liabilities:
Accounts receivable	(544)	(293)
Other assets	(26)	(253)
Accounts payable and other liabilities	810	(195)
Net cash provided by operating activities	9,583	7,632
Cash flows from investing activities:
Cash distributions from investment in unconsolidated entity	17,524	5,851
Proceeds from sale of available-for-sale marketable securities	345	—
Cash received from settlement of warrants	—	1,014
Investment in finance receivables	(36,482)	(36,030)
Repayment of finance receivables	1,718	43,659
Marketable investment principal payment	76	23
Other	(11)	(4)
Net cash (used in) provided by in investing activities	(16,830)	14,513
Cash flows from financing activities:
Distribution to non-controlling interests	(8,960)	(2,994)
Net cash used in financing activities	(8,960)	(2,994)
Net (decrease) increase in cash and cash equivalents	(16,207)	19,151
Cash and cash equivalents at beginning of period	32,182	47,287
Cash and cash equivalents at end of period	$15,975	$66,438

SWK Investor Relations at (972) 687-7250 or investor.relations@swkhold.com.

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